Form 8-K

              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 23, 1998
                                                 (March 19,1998)

                   PERMIAN BASIN ROYALTY TRUST
      (Exact name of registrant as specified in its charter)


             Texas                       1-8033                75-6280532
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)



NationsBank of Texas, N.A.
Trust Department
P.O. Box 1317, Fort Worth, Texas                76101
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (817) 390-6905


                         Not applicable
 (Former name or former address, if changed since last report)

Item 1.   Not Applicable.

Item 2.   Not Applicable.

Item 3.   Not Applicable.

Item 4.   Not Applicable.

Item 5.   Other Events

     Burlington Resources Oil and Gas Company ("BROG"), operator of record of the Waddell Ranch properties in Crane County, Texas in which Permian Basin Royalty Trust ("Trust") has a net overriding royalty interest, and Coastal Management Company, which provides all field, technical and accounting operations with regard to the Waddell Ranch properties under the direction of BROG, have notified NationsBank of Texas, N.A., Trustee of the Trust ("Trustee"), that the Trust's distributable income for March 1998 includes approximately $1.1 million which represents the Trust's portion of an approximate $1.5 million severance tax refund received by BROG from the State of Texas.

     With regard to the source of such payment, BROG advised the Trustee that BROG, along with other working interest owners in the Waddell Ranch, engaged an independent severance tax consultant to analyze severance taxes incurred on gas production for the period June 1991 to March 1997. As a result of their analysis, a refund was requested and was subsequently received in March 1998 for approximately $1.3 million. Furthermore, the State of Texas refunded an additional approximate $200,000 to BROG for severance taxes related to gas production for the period April 1997 to November 1997, based on the results of the analysis for the period from June 1991 to March 1997. This resulted in a total refund of approximately $1.5 million to BROG, out of which the Trust received approximately $1.1 million as referenced above.

Item 6.   Not Applicable.

Item 7.   Financial Statements and Exhibits.

          (a)  Not Applicable
          (b)  Not Applicable
          (c)  Press Release dated March 20, 1998.

Item 8.   Not Applicable.

Item 9.   Not Applicable.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NationsBank of Texas, N.A.
                                Trustee of the
                                Permian Basin Royalty Trust



                              By: /s/ Eric F. Hyden
                                 ----------------------------------
                                   Eric F. Hyden
                                   Vice President

DATE:  March 23, 1998

      (The Trust has no directors or executive officers.)

                             Item 7(c)

                            NEWS RELEASE
                       Permian Basin Royalty Trust
                  500 West Seventh Street, Suite 1300
                         Post Office Box 1317
                       Fort Worth, Texas 76101
                        Telephone 817/390-6905



PERMIAN BASIN ROYALTY TRUST

DECLARES CASH DISTRIBUTION

     FORT WORTH, Texas, March 20, 1998 -- NationsBank of Texas, N.A., Fort Worth, Texas, as Trustee of the Permian Basin Royalty Trust, today declared a cash distribution to the holders of its units of beneficial interest of $.038155 per unit payable on April 14, 1998, to unit holders of record on March 31, 1998.

     The distribution amount includes approximately $1.1 million which represents the Trust's portion of a severance tax refund of approximately $1.5 million refunded to Burlington Resources Oil and Gas Company for production during the period June 1991 to November 1997. The refund was received as the result of the services of an independent severance tax consultant.


                                 ###


Contact:  Eric Hyden
          Vice President
          NationsBank of Texas, N.A.
          817/390-6905